                                                                  EXHIBIT 10.(b)

                               SECURITY AGREEMENT

     THIS SECURITY AGREEMENT ("Security Agreement') is made and entered into as of May 30, 1995, by and between Applied Magnetics Corporation, a Delaware corporation, as debtor, with chief executive offices at 75 Robin Hill Road, Goleta, California, 93117 (the "Company") and Hitachi Metals, Ltd., a juridical person duly organized and existing under the laws of Japan with its head office at 2-1-2 Marunouchi, Chiyoda-ku, Tokyo, Japan, as secured party (the "Secured Party").

                                    RECITALS

     The Company and Secured Party are parties to that certain Letter Agreement dated September 25, 1992, as amended by (a) letter agreements dated August 24, 1994, and March 24, 1995; and (b) the Extension Amendment, as defined herein (collectively, the "Reimbursement Agreement").

     It is a condition precedent to the transactions contemplated by the Extension Agreement that the Company and HML enter into this Security Agreement.

     Now therefore, in consideration of the mutual agreements, covenants and promises set forth herein and in the Reimbursement Agreement and for other good and valuable consideration, receipt of which is hereby acknowledged, the Company and HML agree as follows:

1.  Definitions
    -----------

     For purposes of this Security Agreement, the following terms and all other terms defined in this Security Agreement shall have the meanings so defined unless the context clearly indicates otherwise:

     1.1 "Equipment" shall mean the machinery and equipment listed in Attachment 1, whether now owned or hereafter acquired by the Company.

     1.2 "AMC Orders" shall mean the purchase orders issued by the Company for the procurement of certain items of machinery and equipment as listed in Attachment 2.

     1.3 "Surplus Items" shall mean the machinery and equipment listed in Attachment 3.

     1.4  "Bank" shall mean Union Bank, a California banking corporation.

     1.5 "Event of Default" shall have the meaning described in Section 7.1 hereof.

     1.6 "Extension Amendment" shall mean that certain letter agreement dated as of the date hereof whereby HML has agreed to extend the term of the HML L/C to April 12, 1996.

     1.7 "Credit Agreement" shall mean that certain Revolving Credit Agreement dated as of February 13, 1992, by and between AMC and Union Bank as amended from time to time.

     1.8 "Release Event" shall have the meaning described in Section 4.1 hereof.

     1.9 "HML L/C" shall mean the irrevocable letter of credit issued by The Bank of Tokyo, Ltd. for the account of HML and for the benefit of Union Bank in the face amount of U.S. $10.0 million to support the obligations of the Company to the Bank in connection with the Credit Agreement.

     1.10 "Contract Rights" shall mean the Company's now existing and future contract rights under or general intangibles (excluding Intellectual Property) relating to the AMC Orders, including rights to deposits, advance and progress payments and all rights to receive, inspect, reject or otherwise dispose of goods and services thereunder.

     1.11 "Secured Obligations" shall have the meaning described in Section 3 hereof.

     1.12 "Union Amendment" shall mean the Amendment No. 8 to the Credit Agreement to be dated on or before the Closing Date, pursuant to which the maturity date of the Credit Agreement has been extended to March 29, 1996.

     1.13 "Closing Date" shall have the meaning described in the Extension Agreement.

     1.14 "Intellectual Property" shall mean any patents or utility models issued throughout the world, including design patents and any extension, renewal or reissue thereof and any patents based on continuations, continuations in part or divisions of such issued patents or utility models and any confidential or proprietary information, inventions, software, processes, designs, data, know-how, trade secrets, processes, formulas or methods.

     1.15 "CIT Lien" shall mean the security interest and lien granted by the Company to The CIT Group/Business Credit, Inc. ("CIT") pursuant to that certain Financing Agreement dated January 11, 1995.

2.  Grant of Security Interest.  The Company hereby grants, assigns and
    --------------------------
    transfers to the Secured Party a continuing security interest in all of the Company's right, title and interest in and to (a) the Equipment, and (b) the Contract Rights, whether now owed or hereafter acquired, and all additions and accessions thereto and replacements thereof and documents therefor, including any documents of title representing any of the above, and all products and proceeds thereof, whether tangible or intangible, and any and all accounts, equipment, general intangibles (excluding Intellectual Property), inventory, negotiable instruments or other negotiable collateral, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection or other disposition of the Equipment or Contract Rights, or any portion thereof or interest therein, and the proceeds thereof (any and all of the foregoing being the "Collateral") to secure the Secured Obligations.

3.  Secured Obligations.  This Security Agreement secures, and the Collateral is
    -------------------
    security for, the performance in full when due of all obligations of the Company to the Secured Party under the Reimbursement Agreement, including, but not limited to:

     A. the payment to HML of any and all Drawdowns (as defined in the Reimbursement Agreement), interest and other sums due or to become due under this Reimbursement Agreement (and any amendments, extensions, modifications, renewals or replacements thereof; and

     B. the observance and performance of each agreement, covenant and obligation of the Company herein contained or incorporated herein by reference and payment of each fee, cost and expense owing by the Company as herein set forth.

4.  Release of Security Interest
    ----------------------------

     4.1  Release Events.  Secured Party covenants and agrees that the security
          --------------
          interest, lien and all other claims of Secured Party on or with respect to the Surplus Items shall terminate and be released upon delivery by the Company to Secured Party of copies of packing slips signed by the Company or, on its behalf, by one of the employees or agents, evidencing receipt of all items in Schedule 4 of Attachment 1 ("Receipt Documents") and confirmation, to HML's reasonable satisfaction, of HML's perfected first priority security interest in the Equipment listed in Schedule 4 of Attachment 1 (herein a "Release Event").

     4.2  Delivery of Release.  Upon the request of the Company, after delivery
          -------------------
          to Secured Party of copies of the Receipt Documents, the Secured Party shall deliver or cause to be delivered to the Company, executed form UCC-2 partial termination or release documents and such other instruments as are reasonably necessary, in the opinion of the Company's counsel, to confirm the release of the Surplus Items from the lien of this Security Agreement and shall terminate its security interest with respect thereto.

5.  Representations and Warranties.  The Company hereby represents and warrants
    ------------------------------
    as follows:

     5.1  Prior Encumbrances.  Except for the CIT Liens, which AMC covenants
          ------------------
          will have been released as to the Collateral on or before the Closing Date, the Company has good and indefeasible title to the Collateral, free and clear of all liens, security interests or encumbrances (except in favor of HML). None of the Collateral has been purchased by the Company within the six (6) month period preceding the date of this Security Agreement, except for sales to the Company in the ordinary course of the vendors' or suppliers' business.

     5.2  Location of Equipment.  Except for temporary relocations of certain
          ---------------------
         items of Equipment for repairs and maintenance in the ordinary course and as contemplated under Section 6.4 hereof: (a) the Equipment is not now and shall not at any time hereafter be stored with a bailee, warehouseman, or similar party without HML's prior written consent and (b) the Company shall keep the Equipment only at the following locations:

             75 Robin Hill Road
             Goleta, County of Santa Barbara, California; or

             6300 Hollister Avenue
            Goleta, County of Santa Barbara, California

          None of the Equipment has been located, during the six (6) month period prior to the Closing Date, in any jurisdiction other than the county and state set forth in this Section 5.2.

     5.3  Location of Principle Office.  The chief executive office of the
          ----------------------------
          Company is located at the address indicated in the first paragraph of this Agreement and the Company covenants and agrees that it will not, without thirty (30) days prior written notification to HML, relocate such chief executive office.

     5.4  Due Organization and Qualification.  The Company is and shall at all
          ----------------------------------
          times hereafter be, duly incorporated, validly existing and in good standing under the laws of the state of its incorporation and as a foreign corporation to do business in and is in good standing in such other states in which the nature of its business or its ownership of the Collateral requires that it be so qualified.

     5.5  Due Authorization; No Conflict.  The execution, delivery and
          ------------------------------
          performance of this Security Agreement and the Reimbursement Agreement are within the Company's corporate authority, have been duly authorized by all necessary corporate action and are not in conflict with nor constitute a breach of any provision contained in the Company's Articles or Certificate of Incorporation, or Bylaws nor, provided the release of the CIT Lien is obtained as described in
          Section 5.1 above and the Union Amendment is entered into on or before the Closing Date, will they constitute an event of default under any material agreement to which the Company is a party.

     5.6  Reliance by HML.  Each warranty and representation contained in this
          ---------------
          Security Agreement shall be conclusively presumed to have been relied on by HML regardless of any investigation made or information possessed by HML.

6.  Covenants Concerning the Collateral.  The Company covenants and agrees:
    -----------------------------------

     6.1  Condition of Collateral.  To maintain the Collateral in good condition
          -----------------------
          and repair, normal wear and tear excepted, and shall, from time to time, make or cause to be made, all needed and proper replacements, repairs, renewals and improvements so that the efficiency of the Collateral shall not be impaired.

     6.2  Collateral List. To keep accurate and complete records with respect to
          ---------------
          the Collateral in a manner consistent with the ordinary course of its business and to permit the representatives of Secured Party at any time during normal business hours, with prior notice, to call at the Company's place of business or such other place where the Collateral or any part thereof may be held or located to inspect the Collateral.

     6.3  Additional Filings.  To cooperate with Secured Party in preparing,
          ------------------
          executing and filing all financing statements, continuation statements and instruments necessary to provide Secured Party continuously with a perfected first priority security interest in the Collateral.

     6.4  Collateral Location and Removal.   To not remove or permit the removal
          -------------------------------
          of, encumber, lease, sell, exchange or otherwise dispose of any item or portion of the Collateral, except for maintenance and repair activities in the ordinary course of business within the state of California, from the Company's principal places of business in Goleta, California. The foregoing notwithstanding, the Company may transfer and relocate some or all of the items of Equipment listed in Schedule 4 of Attachment 1 to the Company's subsidiary in Penang, Malaysia, Applied Magnetics (M) Sdn. Bhd. ("AMM") on an intercompany loan or lease basis with the Company retaining title therein (such Equipment as loaned or leased to AMM being referred to as the "Loaned Equipment"); provided, however, that, prior to the delivery of such Loaned Equipment to AMM, the Company shall provide not less than twenty-one (21) days (in the case of items 2 and 4-6) and thirty (30) days (in the case of items 9 and 10) prior written notice to Secured Party and further provided that the Company shall, at Secured Party's election, either (a) arrange for the continuation of a perfected first priority security interest and lien, or its equivalent under the laws of Malaysia, in favor of Secured Party with respect to such Loaned Equipment and, in connection therewith, execute and deliver all such assignments, charges, lien recordations and other similar documents and instruments as are reasonably necessary and appropriate or (b) provide replacement or substitute items of machinery and equipment (of reasonably equivalent net book value and type as the items of Loaned Equipment, reasonably approved by Secured Party) as additional Collateral which replacement or substitute items are to be subject of a first priority perfected security interest in favor of Secured Party. Notwithstanding anything contained herein to the contrary, Secured Party agrees that if requested by the Company, Secured Party will not unreasonably elect to require that the Company provide replacement or substitute items as described in clause (b) of the preceding sentence if the Company can provide to and in favor of Secured Party a deed of assignment in form satisfactory for registration with the Registrar of Companies in Malaysia granting to Secured Party a first priority perfected security interest in such Loaned Equipment, which deed of assginment will include or be accompanied by such other documents as are reasonably necessary to provide to Secured Party, such rights and remedies as are substantially equivalent (in AMC's reasonable view) to those set forth in this Agreement, including, but not limited to, Section 8.2 hereof. With respect to items 1A, 3, 7 and 8 on Schedule 4 of Attachment 1, the Company represents that such items presently have the status of Loaned Equipment; and, in connection therewith, the Company agrees that it shall, on or before June 9, 1995, and at Secured Party's election, undertake to provide a Malaysian Security Interest or substitute Collateral security in accordance with clauses (a) and (b) hereinabove. In addition, as to Item 1, Equipment on Schedule 4 of Attachment 1, the Company shall provide written notice to Secured Party of the occurrence of such Equipment being located at AMM as Loaned Equipment, which written notice shall be issued to Secured Party within three (3) business days of the occurrence of such event. With respect to each of such Item 1 Equipment, the Company shall, on or before ten (10) business days of such foregoing written notice to Secured party and at Secured party's election, undertake such Malaysian security interest or substitute Collateral security in accordance with parts (a) and (b) above.

     6.5  Insurance.  To maintain at all times with respect to the Collateral
          ---------
          insurance against risks of fire, so-called extended coverage, and other risks customarily insured against by companies engaged in similar business to that of the Company in amounts, containing such terms including reasonable deductibles, in such form, for such periods and written by such companies as are consistent with the ordinary course of the Company's business. All policies of insurance shall provide for a ten (10) day written cancellation notice to Secured Party. In the event of failure to maintain such insurance, Secured Party may, at its option, obtain such insurance as Secured Party may require at the expense of the Company. All such policies of insurance shall be in such form, with such companies, and in such amounts as may be satisfactory to HML. All such policies of insurance (except those of public liability and property damage) shall contain a 438BFU lender's loss payable endorsement, or an equivalent endorsement, in a form satisfactory to HML, showing HML as loss payee thereof, and shall contain a waiver of warranties. The Company shall deliver to HML certified copies of such policies of insurance and evidence of the payment of all premiums therefor. From and after an Event of Default, all proceeds payable under any such policy shall be payable to HML to be applied on account of the Secured Obligations.

     6.6  Further Assurances. To execute and deliver to Secured Party any and
          -------------------
          all additional instruments or documents and do all things which Secured Party from time to time may reasonably deem necessary or convenient to carry into effect the provisions of this Security Agreement.

7.  Release of Equipment.   In any instance where the Company, in its sole
    --------------------
    discretion, determines that any items of Equipment have become obsolete, worn out, unsuitable, inappropriate or unnecessary for its purposes, and so long as no Event of Default has occurred and is continuing hereunder, the Company may remove such items from the locations set forth in Section 6.4 and sell, trade-in, exchange or otherwise dispose of them (as a whole or in part) without any responsibility or accountability to Secured Party therefor, provided that the Company shall (i) first obtain HML's written consent prior to taking any such actions with respect to any item of existing Equipment that has a net book value equal to or greater than $200,000 as reflected in Attachment 1 (which consent shall not be unreasonably withheld) and (ii) substitute and install in the applicable location set forth in Section 6.4 additional or replacement equipment

    (which was not previously subject to HML's security interest) having a net book value equal or greater than the amount set forth on Attachment 1 (attached to this Agreement) for the item of equipment which the Company proposes to dispose of, all of which substituted equipment shall be free of all security interests, liens or encumbrances (except in favor of HML) and shall become part of the Collateral hereunder (and the Company hereby grants a security interest in such substituted equipment to HML).

8.  Events of Default and Remedies
    ------------------------------

    8.1  Events of Default.  The occurrence of any of the following events
         -----------------
         shall constitute an "Event of Default" hereunder:

         A. The Company shall have failed to make any payment when due under the Reimbursement Agreement or to perform any other obligations under the Reimbursement Agreement;

         B. The Company shall have failed to observe or perform any term, covenant, promise or agreement on the Company's part to be observed or performed under this Security Agreement and the same shall not have been cured or corrected within thirty (30) days after notice thereof is given by Secured Party to the Company; provided, however, that this Section 8.1B shall not apply in any case specifically provided for by another section of this Section 8.1.

         C. There is a material impairment of the priority of HML's security interests in the Collateral.

         D. Any material portion of the Company's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon and such attachment, seizure, writ or warrant is not stayed, vacated or dismissed within sixty (60) days following the commencement of filing thereof or comes into the possession of any person or entity (other than the Company).

         E. A proceeding is commenced by or against the Company under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors.

         F. The Company is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or a material part of its business affairs.

         G. If a notice of lien, levy or assessment is filed of record with respect to all or substantially all of the Company's assets by the United States Government, or any department, agency or instrumentality thereof, or by any state, county, municipal or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a lien, whether choate or otherwise, upon all or substantially all of the Company's assets and the same is not paid on the payment date thereof; provided, however, that the Company shall not be deemed to be in default under this paragraph G if it is contesting, by appropriate proceedings, any such taxes or debts and it has established appropriate reserves in connection therewith.

    8.2  Remedies Upon Event of Default.
         ------------------------------

         A.  Remedies. Upon the occurrence and during the continuance of an
             ---------
             Event of Default, the Secured Party shall have all rights and remedies of a secured party under the California Uniform Commercial Code (the "Code"), and, in addition, the following rights and remedies, all of which, except as otherwise specified herein or required by law, may be exercised with or without notice to the Company and without affecting the Secured Obligations of the Company or the enforceability of the security interest created hereby:

             (i) to foreclose the liens and security interest created hereunder by any available judicial procedure or without judicial process;

            (ii) to secure, protect, insure, inventory, appraise, inspect, repair, preserve, store, prepare, render unusable, remove and process the Collateral and enter upon any premises where any Collateral may be located for any such purpose;

           (iii) to require the Company to assemble the Collateral and make it available to the Secured Party at places that the Secured Party may reasonably designate, whether at the premises of the Company or elsewhere;

            (iv) to sell, assign, lease or otherwise dispose of any Collateral, or any part thereof, either at public or private sale; and

             (v) to make such payments and do such acts as the Secured Party may deem necessary to protect its security interest in the Collateral and perform any obligation of the Company under this Security Agreement.


     B.  Cumulative Remedies.  The Secured Party shall have the right to enforce
         -------------------
         one or more remedies hereunder successively or concurrently, and any such action shall not estop or prevent the Secured Party from pursuing any further remedy that it may have hereunder or by law.

9.  Miscellaneous
    -------------

     9.1  Expenses.  Each party shall bear the expenses (including, without
          --------
          limitation, attorneys' fees) incurred by it in connection with the negotiation, execution and delivery of this Security Agreement and the consummation of the transactions contemplated by this Security Agreement. In the event any party files suit or takes other action to enforce any of the terms of this Security Agreement, the prevailing party shall be entitled to recover its attorneys' fees and costs from the other party.

     9.2  Security Interest Absolute.  All rights of the Secured Party
          --------------------------
          hereunder, the security interest, and all obligations of the Company hereunder, shall be absolute and unconditional irrespective of:

     A.  Invalidity or Unenforceability.  Any lack of validity or enforceability
         ------------------------------
         of the Reimbursement Agreement, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing.

     B.  Amendments or Waivers.  Any change in the time, manner or place of
         ---------------------
         payment of, or in any other term of, all or any of the Secured Obligations, or any renewal or extension of all or any of the Secured Obligations or any other amendment or waiver of or any consent to any departure from the Reimbursement Agreement or any other agreement or instrument.

     C.  Other Circumstances.  Any other circumstance that might otherwise
         -------------------
         constitute a defense available to, or a discharge of, the Company in respect of the Secured Obligations or in respect of this Security Agreement.

    9.3  Headings.  The Section and other headings contained in this Security
         --------
         Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Security Agreement.

    9.4  Governing Law.  The validity, construction and performance of this
         -------------
         Security Agreement, and any suit, action or proceeding arising out of or relating to this Security Agreement, shall be governed by the laws, without regard to the laws as to choice or conflict of laws, of the State of California.

    9.5  Entire Agreement.  This Security Agreement, including the Attachment
         ----------------
         embodies the entire agreement and understanding between the parties pertaining to the subject matter of this Security Agreement, and supersedes all prior agreements, understanding, negotiations, representations and discussions, whether verbal or written, of the parties, pertaining to that subject matter. Notwithstanding the foregoing, nothing contained herein shall be deemed to amend, waive, modify, rescind, change or extinguish, in any manner whatsoever, any limitations or restrictions on the Company's liability, which are set forth in the Reimbursement Agreement.

    9.6  Assignment.  Neither this Security Agreement nor any rights under this
         ----------
         Security Agreement may be assigned by either party.

    9.7  Binding Effect.  The provisions of this Security Agreement shall bind
         --------------
         and inure to the benefit of the parties and their respective successors.

    9.8  Notices.  Any notice or communication required or permitted by this
         -------
         Security Agreement shall be deemed sufficiently given if in writing and, if delivered personally, when it is delivered or, if delivered in another manner, the earlier of when it is actually received by the party to whom it is directed or when the period set forth below expires (whether or not it is actually received):

         (a) if transmitted by telecopier or facsimile transmission (fax) twenty-four (24) hours after (i) transmission to the other party's telecopier number set forth below, with the party's name and address set forth below clearly shown on the page first transmitted, and (ii) receipt by the transmitting party of written confirmation of successful transmission, which confirmation may be produced by the transmitting party's equipment;

         (b) if deposited with the U.S. Postal Service, postage prepaid, and addressed to the party to receive it as set forth below, ten (10) days after such deposit as registered or certified mail; or

         (c) if accepted by Federal Express or a similar delivery service in general usage for delivery to the address of the party to receive it as set forth below, 24 hours after the delivery time promised by the delivery service:

             If to AMC:

             75 Robin Hill Road
             Goleta, CA  93117
             Attention:  General Counsel
             Fax No. 805\967-2677

             If to HML:

             Kishimoto Building
             2-1 Marunouchi, 2-Chome
             Chiyoda-ku, Tokyo, Japan
             Attention: General Manager, Electronic Devices Division
                        Thin Film Head Department
             Fax No. 011\81 3-3215-6853

     9.9  Counterparts.  This Security Agreement may be executed in one or more
          ------------
          counterparts, each of which shall be deemed an original, but all of which together shall constitute a single agreement.

     9.10  Amendment and Waiver.  This Security Agreement may be amended,
           --------------------
           modified or supplemented only by a writing executed by each of the parties. Any party may in writing waive any provision of this Security Agreement. No waiver by any party of a breach of any provision of this Security Agreement shall be construed as a waiver of any subsequent or different breach, and no forbearance by a party to seek a remedy for noncompliance or breach by another party shall be construed as a waiver of any right or remedy with respect to such noncompliance or breach.

     9.11  Venue, Jurisdiction and Process.  The parties agree that any suit,
           -------------------------------
           action or proceeding arising out of or relating to this Security Agreement, or the interpretation, performance or breach of this Security Agreement, shall be instituted in the United States District Court for the Central District of California or any court of the State of California, located in Santa Barbara County, and each party irrevocably submits to the jurisdiction or venue that it may have under the laws of the State of California or otherwise in those courts in any such suit, action or proceeding.

     9.12  Severability.  The invalidity or unenforceability of any particular
           ------------
           provision of this Security Agreement shall not affect the other provisions, and this Security Agreement shall be construed in all respects as if any invalid or unenforceable provision were omitted.

     9.13  Holidays. If any date on which action is to be taken under this
           ---------
           Security Agreement occurs, or if any period ends, on a Saturday, Sunday, or a day on which banking institutions in California are authorized or obligated by law or executive order to close, the date or period shall be extended to the next succeeding day which is not a Saturday, Sunday or a day on which banking institutions in California are authorized or obligated by law or executive order to close.

     9.14  Further Action.  Each party agrees to perform any further acts and to
           --------------
           execute and deliver any other documents which may be reasonably necessary to effect the provisions of this Security Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed as of the date and year first above written.

COMPANY:                                     SECURED PARTY:

APPLIED MAGNETICS CORPORATION                HITACHI METALS, LTD.



By /s/ Craig D. Crisman                      By /s/ Koji Matsumo
  -----------------------------------          --------------------------------
  Craig D. Crisman                              Koji Matsuno, President
  President & Chief Executive Officer

                                 ATTACHMENT 1
                                 ============

                                 CONFIDENTIAL
                                 ============
                        APPLIED MAGNETICS CORPORATION
                           EQUIPMENT AND MACHINERY
                                   (052395)
SCHEDULE 1

ASSET NO.         DESCRIPTION                   ACQ VALUE           NBV
--------          -----------                   ---------          ----
11895       Electroglass Model 2001X           $  105,510      $   17,682
11925       Nanometrics Measure System             68,871          14,787
11932       Dexon Plating Base Etch               254,319          42,620
12128       Nanometrics Model #210 ME              53,643          15,397
12295       Innotech Sputtering System            346,890         123,905
12600       6" UltraFab CU Etch Station           124,632          54,881
12608       Plasma for 6" wafer                   133,887          65,735
12646       Ion Gun/Controller                     87,298          34,919
12883       SVG Coater & Developer                160,747          91,607
12902       Amray System                          323,925         190,046
12925       Rinser-Dryer 6 Inch                    91,687          52,179
12933       Misc. Equipment 6 Inch                271,572         154,552
12938       Mask Cleaner 6 Inch                    61,767          35,152
12830-00    6" Wafer Project                      183,691         122,422
12944       RFD Mod 6 Inch                        280,605         159,693
12948       6 Inch Flatness                       130,693          74,378
13123       6" Irvine Optical Miscrsc             105,524          65,201
13145       Water Processing Equipment            154,964         101,299
13256       ConfocalMicroscope                     85,574          58,794
13284       6" Hot Plate                          185,348         123,527
13377       SSEC 156 Mask Scrubber                 77,500          51,667
13403       Omicorn X-ray Microfluores            151,978         103,742
13408       6 In Particle Inspect                 125,034          85,349
13547       Atomic Force M Scope                  184,332         129,032
13694       Confocal Microscope                   115,470          90,451
13769       Update CU Plating Bench                58,213          38,809
13770       10 Hotplates                           62,115          41,410
14018       Exhaust Bench with Hot Plates          55,272          42,900
14078       Exhaust Bench with Hot Plates          55,096          44,383
14136       Upgrade-Dexon Wet Bench                55,620          47,895
14147       Auto Wet Process Station              894,024         849,323
01146200    Stepper Mask Aligner                  345,078          11,503
14138       Nonometrics Measurement System        125,389         114,940
14070       Spin Rince Dryer-Doublestack          124,807         108,166
14145       ST22 Strip Bench MRPRSO2              122,961         112,715
14025       SHB 100D Hysteresis Loop Trac         108,651          84,505
14089       G350 Vacuum Bake Oven                  65,478          58,930

            SUBTOTAL SCHEDULE 1                $6,468,715      $3,629,353
                                               ==========      ==========

SCHEDULE 2

ASSET NO.   DESCRIPTION                         ACQ VALUE          NBV
---------   -----------                         ---------          ---
12602       Coater Track 3"/6"                 $  263,998      $  129,606
11646       Nordiko Mife Sputtinger System        820,140         729,014
12945       6 Inch Blazers                        856,935         487,684
12945-001   6 Inch Blazers                        447,777         298,424
13150       6 In Dektak.                          153,896          97,585
13208       6" Lead Lock                          315,866         205,403
13220       Ion Mill Track Trimming               444,718         287,288
13220-001   Ion Mill Track Trimming               102,342          82,442
13989       Ultrasonic Cleaning System            105,573          89,737
14061       Matrix Stripper                       163,603         155,423
14074       Strasbaugh Lapping System             620,854         538,073
14162       Nordiko 5 RFM                         755,402         713,434
14205       Innotec DS-24 (RFD)-RF16              310,675         305,497
24206       Innotec DS-24(RFD)-RF15               310,675         305,497
14263       Rite Track Coater (Recondition)       217,752         217,752
14266       Nanometrics 4000                      102,944         102,944
14267       Nanometrics 4000                      102,944         102,944
14268       Tencor P-2 Profiler                   100,636         100,636
14159       Nordiko Sputtering System             973,986         892,816
11647       SD 4000 Ellipsometer                  353,296         329,743

            SUBTOTAL SCHEDULE 2                $7,524,012      $6,171,942
                                               ==========      ==========
SCHEDULE 3

12864       TPC Product Process Devel             940,541         215,817
12435       Crest Auto Wet Bench                  368,664          99,056
12885       TPC Process Tooling                   350,082          80,330
14139       WCO Expansion for Integrat            172,125         166,388
11961       Wyoko                                 165,698           2,761
13290       P. Wolters DD Lapper                  123,836           4,492
13291       Wyko Prod Tester System               116,773           1,297
14083       RLG Lapping Machine RLG                96,034          74,693
14088       RLG Lapping Machine RLG-7              96,034          74,693
14085       RLG Lapping Machine RLG-1              96,034          74,693
14084       RLG Lapping Machine RLG-5              96,034          74,693
12267       Wyko Interfrometer                     92,517           3,154
14206       Row Bow Measurement System             80,544          77,860
13286       Auto Brush Cleaning System             70,473          23,859
14082       RLG Lapping Supplies & Tool            64,737          35,965
14293       Spare Parts/Supplies                   60,625          60,625
14133       OLI System                             60,361          54,324
13854       RLG Transfer Tooling                   55,734          28,978
13618       Coin Master Lapper Spitfire            52,761          37,812

            SUBTOTAL SCHEDULE 3                $3,159,607      $1,191,490
                                               ==========      ==========

                               AMC CONFIDENTIAL
                               ================

                                 ATTACHMENT 2
                                 (AMC ORDERS)
                                    052495

                                                                                    ADVANCE
                                                                               DEPOSITS/PROGRESS
PO NUMBER    VENDOR                           DESCRIPTION/QUANTITY                 PAYMENTS
AC40909M     Advanced Imaging                 RLG Machines (18)                    $540,281
AC40909M     Advanced Imaging                 RLG Machines (8)
AV48461      Advanced Engineering Products    7035 Strip/Clean System (1)            56,703
AV50625M     AIO Micro Service                Rebuilt SVG 8120 Scrubber (1)          37,900
AV48489      Commonwealth Scientific          Ion Mill (1)                          174,000
AV50654M     Engineered Product Sales         Conveyor Oven (2)                      13,794
AV49537      McBain Instruments               Stepper/Aligner (2)                   152,668
AV48421      McBain Instruments               Stepper/Aligner (2)                       --
WW37181      Nordiko                          ABSOC System (MR) (1)                     --
AV51965M     Zygo                             New View 100 System (1)                  -0-
AV51987M     Zygo                             New View 100 System (1)                  -0-

SCHEDULE 4

ITEM      DESCRIPTION (QUANTITY)                NBV
----      ----------------------                ---
 1      RLG Machines (18)                  $1,080,562
 1A     RLG Machines (8)
 2      7035 Strip/Clean System (1)           160,580
 3      Rebuilt SVG 8120 Scrubber (1)          37,900
 4      Ion Mill (1)                          580,000
 5      Conveyor Oven (2 Each)                 53,676
 6      Stepper/Aligner (2)                   334,930
 7      Stepper/Aligner (2)                   334,930
 8      ABSOC System (MR)                     635,835
 9      New View 100 System (1)               101,000
10      New View 100 System (3)               303,000

         SUBTOTAL SCHEDULE 4               $3,622,413
                                           ==========

SUMMARY

              ACQUISITION VALUE                 NBV
              -----------------                 ---
Schedule 1    $6,468,715                   $3,629,353
Schedule 2    $7,524,012                   $6,171,942
Schedule 3    $3,159,607                   $1,191,490
Schedule 4    $3,622,413                   $3,622,413

              ORIGINAL COST                     NBV
              =======================================

              $20,774,747                 $14,615,198
              =======================================

                                 ATTACHMENT 3

                                 CONFIDENTIAL
                                 ============
                         APPLIED MAGNETICS CORPORATION
                                (SURPLUS ITEMS)

ASSET NO.   DESCRIPTION                        ACQ VALUE         NBV
---------   -----------                        ---------         ---

11932       Dexon Plating Base Etch             $254,319       $ 42,620
12883       SVG Coater & Developer               160,747         91,607
12933       Misc. Equipment 6 Inch               271,572        154,552
13769       Update CU Plating Bench               58,213         38,809
14018       Exhaust Bench w/Hot Plates            55,272         42,900
14078       Exhaust Bench w/Hot Plates            55,096         44,383
14136       Upgrade-Dexon Wet Bench               55,620         47,895